Exhibit 10.9

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”), is made and entered into this 21st day of April, 2011, by and among American Renal Management, LLC, a Delaware limited liability company (the “Company”), American Renal Holdings, Inc., a Delaware corporation (“ARH”), and John M. McDonough (“Executive”).

WHEREAS, Company, ARH and Executive entered into that certain Employment Agreement dated March 22, 2010 (the “Agreement”);

WHEREAS, Company, ARH and Executive desire to amend the Agreement to change the title of Executive, as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement shall be amended as follows:

1.                                      Article 1 shall be amended in its entirety effective as of the date hereof to read as follows: “During the term of this Agreement, the Company will employ the Executive, and the Executive will serve the Company in the capacity of the Chief Operating Officer of the Company”.

2.                                      Except as amended hereby, the Agreement shall remain in full force and effect.

3.                                      This Amendment shall be governed by and construed in the accordance with the Commonwealth of Massachusetts without giving effect to the principals of conflicts of laws.

4.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together constitute one in the same Agreement.

IN WITNESS WHEREOF, this Amendment has bee executed by the parties hereto effective as of the date written above.

EXECUTIVE

/s/ John M. McDonough
John M. McDonough

AMERICAN RENAL HOLDINGS, INC.

By:	/s/ Joseph A. Carlucci
Joe Carlucci, CEO

AMERICAN RENAL MANAGEMENT, LLC

By:	/s/ Joseph A. Carlucci
Joe Carlucci, CEO